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                                 PROMISSORY NOTE

$1,000,000.00                                               Date: April 25, 1997

TERMS
-----

For value received, the undersigned FUTECH EDUCATIONAL PRODUCTS, Inc. (the "Promisor") promise pay to the order of RODERICK TURNER AND VINCENT W. GOETT (the "Payee"), at 36 Cornwell Beach Road Sands Point, NY 11050, (or at such other place as the Payee may designate in writing) the sum of $1,000,000.00 with interest from April 25, 1997, on the unpaid principal at the rate of 10.00 percent annually.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 18.00 percent annually until paid.

In addition to the repayment of principal and interest, Promisor also will issue to Payee 2,000,000 shares of Promisor's common stock immediately upon full and final receipt of the $1,000,000.00 from Payee. The shares shall be issued as follows:

Roderick Turner                                   1,000,000 shares

Melissa Turner Goett                              1,000,000 shares


PAYMENT SCHEDULE
----------------

The unpaid principal and accrued interest shall be payable by Promisor in quarterly installments of interest only beginning on April 30, 1997, and continuing until April 30, 1998, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

LATE PAYMENT PENALTIES
----------------------

If any installment is not paid by Promisor when due, the remaining unpaid balance and accrued Interest shall become due immediately at the option of the Payee.

PREPAYMENT OPTION
-----------------


The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

COSTS TO COLLECT UNPAID BALANCE
-------------------------------

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the action process.

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DEFAULT EVENTS
--------------

If any of the following events of default occur, this Note and any other obligations of the Promisor to Payee, shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Promisor(s) or Payee(s);

3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisor's creditors;

6) the insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit

In addition, the Promisor shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in a security agreement which secures this Note.

If any of the above defaults apply to one Promisor, all Promisors shall be deemed in default of this Note regardless of whether all Promisors are directly involved in the default.

SECURITY PLEDGE
---------------

This Note is secured by a pledge of all of Futech's tangible and intangible assets to include, but not be limited to: fixed assets, patent rights and ownership, existing revenue-producing contractual agreements (e.g. Golden Books Family Entertainment L.L.C.), etc., dated on or before April 12, 1997 The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

OTHER TERMS AND CONDITIONS
--------------------------

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.


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This Note shall be construed in accordance with the laws of the State of
ARIZONA.

Signed this 25 day of  April, 1997 at

corporate offices
--------------------------------.
Futech Educational Products, Inc.

By: /s/ Vincent W. Goett
   ------------------------------

Vincent W. Goett
Chairman and  CEO

                            ====End of Document====